Exhibit 99.1

FOR IMMEDIATE RELEASE

November 7, 2022

COLUMBIA BANKING SYSTEM ANNOUNCES AGREEMENT TO SELL SEVEN WASHINGTON AND OREGON BRANCHES TO 1ST SECURITY BANK

Branches are Being Divested to Satisfy U.S. Department of Justice (DOJ) Requirements for Columbia’s Pending Merger with Umpqua

TACOMA, Wash., MOUNTLAKE TERRACE, Wash. — November 7, 2022 — Columbia Banking System, Inc. (NASDAQ: COLB), the parent company of Columbia Bank (“Columbia”), today announced that Columbia has entered into a purchase and assumption agreement to sell seven branches in Washington and Oregon to 1st Security Bank of Washington (“1st Security”), the wholly-owned subsidiary of FS Bancorp, Inc. (NASDAQ: FSBW).

Columbia and 1st Security will provide additional information to customers of the branches to be divested. The agreement includes approximately $510 million in deposits and approximately $76 million in loans as well as owned real estate and fixed assets associated with the branches. The branches are being divested to satisfy commitments to the U.S. Department of Justice (“DOJ”) in connection with Columbia Banking System’s pending merger with Umpqua Holdings Corporation (“Umpqua”). The sale is expected to be completed in the first quarter of 2023, subject to regulatory approvals and other closing conditions, including the consummation of Columbia Banking System’s merger with Umpqua. All employees will be retained by 1st Security and all branches will remain in operation after the sale.

“We are pleased to find a partner for these branches with a reputation for service and community support and will work to provide a seamless transition for our customers and employees,” said Columbia President and CEO Clint Stein. “This agreement satisfies a key DOJ requirement to proceed toward closing our transformational merger with Umpqua.”

Joe Adams, CEO of 1st Security commented, “We are excited about the proposed acquisition of these branches and the expansion of our franchise into the Oregon market. As experienced acquirors, we are committed to providing our new customers and employees with the best possible transition from Columbia and look forward to offering our personalized banking services to these communities for years to come.”

1st Security Bank will acquire the following branches:

•	506 Southwest Coast Highway, Newport, Oregon

•	425 Northwest Hemlock, Waldport, Oregon

•	98 South Oregon Street, Ontario, Oregon

•	715 Laneda Avenue, Manzanita, Oregon

•	1806 Third Street, Tillamook, Oregon

•	202 West Main Street, Goldendale, Washington

•	390 Northeast Tohomish Street, White Salmon, Washington

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with offices in Washington, Oregon, California, Idaho and Utah. The bank has been named one of Puget Sound Business Journal’s “Washington’s Best Workplaces,” more than 10 times. Columbia was named on the Forbes 2022 list of “America’s Best Banks” marking 11 consecutive years on the publication’s list of top financial institutions. More information about Columbia can be found on its website at www.columbiabank.com.

About 1st Security

1st Security Bank of Washington, member FDIC and Equal Housing Lender, provides loan and deposit services to customers at its twenty-one branches, and mortgage services at each branch as well as lending offices in the greater Puget Sound area, Vancouver, and the Tri-Cities. FS Bancorp, Inc., a Washington corporation, (NASDAQ: FSBW) is the holding company for the Bank. The bank was rated the number one Community bank nationally in Bank Director’s 2022 “Ranking Banking” study, as well as the #1 Leadership Team of all banks studied nationally. 1st Security is the top bank in its category in the Puget Sound Business Journals “Washington’s Best Workplaces” from 2015-2022 and named one of American Banker’s “Best Banks to Work For” from 2017-2021. For more information visit 1st Security Bank’s website at www.fsbwa.com.

Columbia Investor Contact: Amy Betts abetts@columbiabank.com (253) 471-4065 Columbia Media Contact: Financial Profiles, Inc. Moira Conlon mconlon@finprofiles.com (310) 622-8220

1st Security Media Contacts:
Kelli Nielsen
EVP Retail Banking and Marketing
kelli.nielsen@fsbwa.com

(425) 275-4347

Donna Jacobson
VP Marketing Director
donna.jacobson@fsbwa.com

(425) 697-8086

1st Security Investor Contacts:
Matt Mullet
CFO, 1st Security Bank

mattm@fsbwa.com

(425) 697-8026

Joe Adams
CEO, 1st Security Bank

joea@fsbwa.com

(425) 697-8048

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate”, “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that Columbia expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the Securities and Exchange Commission reports of Columbia Banking System, particularly its annual report on Form 10-K for the fiscal year ended December 31, 2021, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.